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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52666) pertaining to the 1992 Stock Incentive Plan and Retirement Plan of Anchor BanCorp Wisconsin Inc. of our report dated April 29, 1998, with respect to the consolidated financial statements of Anchor BanCorp Wisconsin Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended March 31, 1998.


/s/ Ernst & Young LLP


Milwaukee, Wisconsin
June 11, 1998